                                                                  EXHIBIT (e)(6)

[LOGO of AIG AMERICAN GENERAL]                                                                                          Assignment

American General Life Insurance Company (AGL),
AIG Life Insurance Company
AIG Life Insurance Company of Puerto Rico
    [ ]  Fixed Life Service Center - P. O. Box 4373, Houston, TX 77210-4373                                        Please print or
    [ ]  Variable Life Service Center - P. O. Box 4880, Houston, TX 77210-4880                                type all information
Member companies of American International Group, Inc.                                                          except signatures.
----------------------------------------------------------------------------------------------------------------------------------
1.      CONTRACT          You may use this form for multiple contracts that have the same contract owner and require the same
        IDENTIFICATION    signatures. All contracts must be assigned to the same assignee or all contracts released from assignment with same assignee.

    [ ] Check Here if     CONTRACT No.: __________________________________________________________________________________________
        New Address
                          OWNER: _______________________________________________   SSN/TIN OR EIN: _______________________________

                          ADDRESS: _____________________________________________   PHONE No.: ____________________________________

                                   _____________________________________________

                          EMAIL ADDRESS (optional): ______________________________________________________________________________

                          INSURED/ANNUITANT (if other than Owner): _______________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------
2.  [ ] ASSIGNMENT        For value received, I hereby assign and transfer to the named Assignee/Creditor as their interest may appear, the Contract number named above, issued by the Company, upon the life as named above and all moneys now or hereafter payable thereunder, subject to the conditions of said contract, the regulations of the Company and to any lien, charge, or indebtedness thereon now or hereafter existing in favor of the Company.

                          Assignee/Creditor Name: ________________________________________________________________________________

                          Assignee/Creditor Address: _____________________________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------
3.  [ ] RELEASE OF        The consideration for which the Assignment was made, having been fully paid and satisfied, all right,
        ASSIGNMENT        title, and interest of the assignee in the above named Contract issued or assumed by the Company on the above named life is hereby relinquished.

                          Assignee/Creditor Name: ________________________________________________________________________________

                          Assignee/Creditor Address: _____________________________________________________________________________
----------------------------------------------------------------------------------------------------------------------------------
4.      SIGN HERE FOR     This request must be dated and all required signatures must be written in ink, using full legal names
        ABOVE REQUEST     signed by the person or persons who have the rights of ownership under the terms of the contract. For
                          Corporate Owned contracts, the signature of one officer followed by the officer's title is required.
                          The request must be submitted on a piece of corporate letterhead or paper with the corporate seal that has been signed by that officer. For contracts owned by a Partnership, the full name of the partnership should be written followed by the signatures of all partner(s), other than the Insured.
                          For contracts owned by or assigned to a Trustee, current Trustee(s) signatures are required as instructed by the trust agreement. Validation of Trustee(s) signatures may be required.

                          Under penalties of perjury, I certify that: (1)The number shown on this form is my correct taxpayer identification number, and (2)I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to back-up withholding as a result of a failure to report all interest or dividends, or (c)
                          the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person
                          (including a U.S. resident alien). You must cross out item 2 above if you have been notified by the
                          IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return.

                          The Internal Revenue Service does not require your consent to any provision of this document other than the certification required to avoid backup withholding.

        ASSIGNMENT
                          _________________________________________   ____________________________________________________________
                            Signature of Owner         Date            If applicable, Signature of co-owner, assignee,    Date
                                                                       witness (or other party interested in contract)

        RELEASE OF                 To release the assignment of this contract, this request must be signed by the Assignee.
        ASSIGNMENT
                          _________________________________________
                                 Assignee              Date

                                              RETURN COMPLETED FORM TO THE ADDRESS OF THE COMPANY CHECKED ABOVE.

AGLC0205                                                                 Rev0904